Exhibit 10.14
AGNC INVESTMENT CORP.
2016 EQUITY AND INCENTIVE COMPENSATION PLAN
RESTRICTED STOCK UNIT AGREEMENT

This RESTRICTED STOCK UNIT AGREEMENT (this “Agreement”) is entered into as of [__], 20[ ] (the “Date of Grant”), by and between AGNC Investment Corp., a Delaware corporation (the “Company”), and [______] (“Grantee”).

1.Certain Definitions. Capitalized terms used, but not otherwise defined, in this Agreement will have the meanings given to such terms in the Company’s 2016 Equity and Incentive Compensation Plan (the “Plan”).
2.Grant of RSUs. Subject to and upon the terms, conditions and restrictions set forth in this Agreement and in the Plan, the Company hereby grants to Grantee [___] Restricted Stock Units (the “RSUs”). Each RSU shall represent the right of Grantee to receive one share of Common Stock subject to and upon the terms and conditions of this Agreement.
3.Restrictions on Transfer of RSUs. Neither the RSUs evidenced hereby nor any interest therein or in the shares of Common Stock underlying such RSUs shall be transferable prior to payment to Grantee pursuant to Section 7 hereof, other than as described in Section 15 of the Plan.
4.Vesting. The RSUs covered by this Agreement shall become nonforfeitable and payable to Grantee pursuant to Section 7 hereof on the date that is [________] following the Date of Grant if Grantee remains in continuous service with the Company or any of its Subsidiaries (or any of their successors) as of each such date.
5.Accelerated Vesting. Notwithstanding the provisions of Section 4 hereof, all of the RSUs covered by this Agreement that have not already vested and become nonforfeitable pursuant to Section 4 hereof will become nonforfeitable and payable to Grantee pursuant to Section 7 hereof earlier than the time provided in Section 4 hereof upon the occurrence of a Change of Control, but only if such event also constitutes a “change in the ownership,” “change in effective control” and/or a “change in the ownership of a substantial portion of assets” of the Company, as those terms are defined under Treasury Regulations Section 1.409A-3(i)(5).
6.Forfeiture. Except to the extent the RSUs covered by this Agreement have become nonforfeitable pursuant to Section 4 or Section 5 hereof, the RSUs covered by this Agreement shall be forfeited automatically and without further notice, and shall no longer be considered covered by this Agreement, on the date of Grantee’s termination of continuous service.
7.Form and Time of Payment of RSUs.
(a)Form. Payment in respect of the RSUs, after and to the extent they have become nonforfeitable pursuant to Section 4 or Section 5 hereof, shall be made in the form of shares of Common Stock. Payment shall only be made in whole shares of Common Stock; any fractional shares shall be paid to Grantee in cash. The Company’s obligations to Grantee with respect to the RSUs will be satisfied in full upon the issuance of the shares of Common Stock (or, with respect to fractional shares, upon the payment in cash) corresponding to such RSUs. Grantee agrees that he or she will cooperate with the Company to facilitate payment of the RSUs, which cooperation may include being required to maintain a brokerage account with the Plan’s recordkeeper.

(b)	Timing.
(i)RSUs that become nonforfeitable pursuant to Section 4 hereof shall be paid within ten (10) days following the date on which such RSUs become nonforfeitable.
(ii)RSUs that become nonforfeitable pursuant to Section 5 hereof shall be paid on the date of such Change of Control.
Notwithstanding the foregoing, if Grantee has made a permitted deferral election with respect to any RSUs covered by this Agreement within 30 days following the Date of Grant, such RSUs shall be paid at the time set forth in such deferral election. If Grantee fails to return a valid deferral election by the 30th day following the Date of Grant, he or she will be deemed to have elected not to defer payment of any RSUs. Under applicable tax rules, late deferral elections are not permitted.

8.	Dividend Equivalents; Other Rights.
(a)From and after the Date of Grant and until the earlier of (i) the time when the RSUs become nonforfeitable and are paid to Grantee in accordance with Section 7 hereof or (ii) the time when Grantee’s right to receive shares of Common Stock in payment of the RSUs is forfeited in accordance with Section 6 hereof, on the date that the Company pays a cash dividend (if any) or other cash distribution to holders of shares of Common Stock generally, Grantee shall be entitled to a number of additional RSUs determined by dividing (A) the product of (x) the dollar amount of such cash dividend or other cash distribution paid per share of Common Stock on such date and (y) the total number of RSUs (including dividend equivalents credited thereon) previously credited to Grantee pursuant to this Agreement as of such date, to the extent such RSUs have not become nonforfeitable and paid to Grantee in accordance with Section 7 hereof, by (B) the Market Value per Share on such date. Such dividend equivalents (if any) shall be subject to the same applicable terms and conditions (including vesting, forfeitability, dividend equivalents and payment) as apply to the RSUs as to which the dividend equivalents were credited.

(b)Grantee shall have no rights of ownership in the shares of Common Stock underlying the RSUs and no right to vote the shares of Common Stock underlying the RSUs until the date on which the shares of Common Stock underlying the RSUs are issued or transferred to Grantee pursuant to Section 7 hereof.
(c)The obligations of the Company under this Agreement will be merely that of an unfunded and unsecured promise of the Company to deliver shares of Common Stock or pay cash in the future, and the rights of Grantee will be no greater than that of an unsecured general creditor. No assets of the Company will be held or set aside as security for the obligations of the Company under this Agreement.
9.No Right to Future Awards or Employment. The grant of the RSUs under this Agreement to Grantee is a voluntary, discretionary award being made on a one-time basis and it does not constitute a commitment to make any future awards. The grant of the RSUs and any payments made hereunder will not be considered salary or other compensation for purposes of any severance pay or similar allowance, except as otherwise required by law. Nothing contained in this Agreement shall confer upon Grantee any right to remain in continuous service with the Company or any of its Subsidiaries, nor limit or affect in any manner the right of the Company or any of its Subsidiaries to terminate the continuous service or adjust the compensation of Grantee. Neither this Agreement nor any other action taken in connection herewith shall constitute or be evidence of any agreement or understanding, express or implied, that Grantee is an employee of the Company or any subsidiary of the Company.
10.Adjustments. The number of shares of Common Stock issuable for each RSU and the other terms and conditions of the grant evidenced by this Agreement are subject to adjustment as provided in Section 11 of the Plan.
11.Withholding Taxes. By signing this Agreement, Grantee represents that he or she has reviewed with his or her own tax advisors the federal, state, local and foreign tax consequences of the transactions contemplated by this Agreement and that he or she is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Grantee understands and agrees that he or she (and not the Company) shall be responsible for any tax liability that may arise as a result of the transaction contemplated by this Agreement, to the extent Grantee does not become an employee of the Company.
12.Compliance With Law. The Company shall make reasonable efforts to comply with all applicable federal and state securities laws; provided, however, notwithstanding any other provision of the Plan and this Agreement, the Company shall not be obligated to issue any of the shares of Common Stock pursuant to this Agreement if the issuance thereof would result in a violation of any such law.
13.Amendments. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that (a) no amendment shall adversely affect the rights of Grantee under this Agreement without Grantee’s written consent and (b) Grantee’s consent shall not be required to an amendment that is deemed necessary by the Company to ensure exemption from or compliance with Section 409A of the Code.
14.Severability. In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.
15.Relation to Plan. This Agreement is subject to the terms and conditions of the Plan. To the extent not expressly set forth in this Agreement, the terms of the Plan shall govern.
16.Acknowledgement. Grantee acknowledges that Grantee (a) has received a copy of the Plan, (b) has had an opportunity to review the terms of this Agreement and the Plan, (c) understands the terms and conditions of this Agreement and the Plan and (d) agrees to such terms and conditions.
17.Successors and Assigns. Without limiting Section 3 hereof, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of Grantee, and the successors and assigns of the Company.
18.Governing Law. This Agreement shall be governed by and construed in accordance with the internal substantive laws of the State of Delaware, without giving effect to any principle of law that would result in the application of the law of any other jurisdiction.
19.Notices. Any notice to the Company provided for herein shall be in writing (including electronically) to the Company, marked Attention: General Counsel, and any notice to Grantee shall be addressed to Grantee at Grantee’s address on file with the Company at the time of such notice. Except as otherwise provided herein, any written notice shall be deemed to be duly given if and when delivered personally or deposited in the United States mail, postage and fees prepaid, and addressed as aforesaid. Any party may change the address to which notices are to be given hereunder by written notice to the other party as herein specified (provided that for this purpose any mailed notice shall be deemed given on the third business day following deposit of the same in the United States mail).
20.Electronic Delivery. The Company may, in its sole discretion, deliver any documents related to the RSUs and Grantee’s participation in the Plan, or future awards that may be granted under the Plan, by electronic means. Grantee hereby consents to receive such documents by electronic delivery and, if requested, agrees to participate in the Plan through an online or electronic system established and maintained by the Company or another third party designated by the Company.
21.Section 409A of the Code. To the extent applicable, it is intended that this Agreement and the Plan comply with or be exempt from the provisions of Section 409A of the Code. This Agreement and the Plan shall be administered in a manner consistent with this intent, and any provision that would cause this Agreement or the Plan to fail to comply with or be exempt from Section 409A of the Code shall have no force or effect until amended to comply with or be exempt from Section 409A of the Code (which amendment may be retroactive to the extent permitted by Section 409A of the Code and may be made by the Company without the consent of Grantee). Any reference in this Agreement to Section 409A of the Code will also include any proposed, temporary or final regulations, or any other guidance, promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service. Notwithstanding anything in this Agreement or the Plan to the contrary, all payments made to Grantee pursuant to this Agreement will be made within the short-term deferral period specified in Treasury Regulations Section 1.409A-1(b)(4).
22.Counterparts. This Agreement may be executed in one or more counterparts (including facsimile and other electronically transmitted counterparts), each of which shall be deemed to be an original but all of which together will constitute one and the same agreement.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officer and Grantee has executed this Agreement, as of the Date of Grant.

AGNC INVESTMENT CORP.

By:
Name:
Title:

GRANTEE’S SIGNATURE

Print Name:

AGNC INVESTMENT CORP.
Restricted Stock Units - Deferral Election Form (Directors)
You may use this deferral election form (this “Form”) to elect to defer receipt of some or all of the shares of Common Stock (as defined in the AGNC Investment Corp. 2016 Equity and Incentive Compensation Plan (the “Plan”)) that may be payable to you in respect of restricted stock units granted to you on [______] (the “RSUs”) under the Plan that become nonforfeitable and payable pursuant to the terms of the Restricted Stock Unit Agreement between AGNC Investment Corp. (the “Company”) and you (the “RSU Agreement”), which would otherwise be settled on the date set forth in the RSU Agreement, to a later date. This deferral election applies to both the RSUs covered by this deferral election, as well as any dividend equivalents payable with respect to such RSUs covered by this deferral election. If you elect a deferral, the RSUs (and any dividend equivalents on the RSUs covered by your election) will be settled in accordance with your elections for the RSUs set forth on this Form and other terms set out below. Any election you make on this Form will apply only if the RSUs become nonforfeitable and payable pursuant to the terms of the RSU Agreement. Deferrals are subject to all terms and conditions of the Plan and the RSU Agreement, which terms and conditions will automatically be incorporated herein by reference. This includes any terms and conditions relating to vesting, forfeitability and payment and additional restrictions as may be necessary in order that the deferral will be effective under Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (collectively referred to as “Section 409A”). This Form is intended to comply with Section 409A and shall be interpreted consistent with this intent. All terms used in this Form that are defined in Section 409A will be interpreted as so defined.

23.	Name: .

24.	I elect to defer _______% of the RSUs.

25.
I elect to have my deferred RSUs, that have otherwise become nonforfeitable and payable pursuant to the terms of the RSU Agreement, be settled in a lump-sum distribution (unless previously forfeited) at the earliest of:

a.	_________________, 20__, as to ___% of the deferred RSUs, and
_________________, 20__, as to ___% of the deferred RSUs;

b.	my “separation from service” with the Company or any of its Subsidiaries (as defined in the Plan), as determined under Section 409A;

c.
upon a Change of Control (as defined in the Plan), but only if such event also constitutes a “change in the ownership,” “change in effective control” and/or a “change in the ownership of a substantial portion of the assets” of the Company, as those terms are defined under Treasury Regulation §1.409A-3(i)(5); or

d.	my disability (within the meaning of Section 409A) or death.
For the avoidance of doubt, in no event will any RSUs deferred pursuant to this Form be settled earlier than the date on which such RSUs would have otherwise been settled in accordance with the terms of the RSU Agreement in the absence of this Form.

The undersigned hereby elects to defer the indicated RSUs in accordance with the Plan, the RSU Agreement and the elections set forth above.

Dated this ____ day of _________________, 20[__].

Director Signature: __________________________________
You must complete and return this Form to [_____] within 30 days of the date the RSUs were granted to you.